Exhibit 99.1
CN BANCORP, INC.
Notice to Holders of Options Under The
CN Bancorp, Inc. Stock Option Plan
April 23, 2007
     You are receiving this notice because you are the holder of one or more stock options (“CNB Options”) granted under the CN Bancorp, Inc. Stock Option Plan (the “CNB Option Plan”). Under the terms of the Agreement and Plan of Merger, dated as of December 13, 2006, between CN Bancorp, Inc. (“CNB”) and Sandy Spring Bancorp, Inc. (“SSB”) (as amended, the “merger agreement”), and the applicable provisions of the CNB Options and the CNB Option Plan, at the effective time of the merger of CNB into SSB, each outstanding CNB Option will be converted into an option to purchase a number of shares of SSB common stock equal to 0.6657 times the number of shares of CNB stock underlying such CNB Option and the exercise price of the CNB Option will be ratably adjusted in accordance with such conversion. However, the merger agreement provides that SSB, in its sole and complete discretion, may require CNB or County National Bank to offer to cancel any CNB Option immediately prior to the effective time of the merger in exchange for a cash payment in an amount equal to $25.00 minus the per share exercise price for each share of CNB stock underlying such CNB Option, subject to any required withholding of taxes.
     SSB has required CNB or County National Bank to make the offer to cancel the CNB Options in exchange for a cash payment. This Notice contains important information that you should consider with respect to this offer to cancel your CNB Options in exchange for a cash payment, and provides a method for you to indicate your desire to cancel your CNB Options in exchange for such a cash payment.
     You should read this Notice together with the proxy statement/prospectus dated March 29, 2007 relating to CNB’s special meeting of stockholders and the documents incorporated therein by reference. A copy of the proxy statement/prospectus is enclosed with this Notice. You should also review the terms of your CNB Options and the CNB Option Plan.
     You do not have to take any action to have your CNB Options converted into options to purchase SSB common stock.
If you take no action, as of the effective time of the merger, each outstanding option to acquire a share of CNB common stock under the CNB Option Plan will be converted into an option to purchase a number of shares of SSB common stock in accordance with:
• the terms and conditions of the CNB Option Plan pursuant to which the CNB Option was issued;
• the agreement evidencing the grant of such CNB Option; and
• any other agreement between CNB and such optionee regarding such CNB Option;
provided, however, that:
• from and after the effective time of the merger, each CNB Option shall be exercisable only for SSB common stock;
• the number of shares of SSB common stock that may be acquired pursuant to such CNB Option shall be the number of shares of CNB common stock subject to such CNB Option multiplied by 0.6657, rounded down to the nearest whole share; and
• the exercise price per share of SSB Common Stock shall be equal to the exercise price per share of CNB common stock divided by 0.6657, rounded down to the nearest cent; provided that in the case of CNB Options that were issued as incentive stock options under the CNB Option Plan, either the number of shares of SSB common stock that may be acquired pursuant to such CNB incentive stock option or the exercise price per share will be adjusted to ensure that the difference between the aggregate exercise price and the fair market value of the stock issuable upon exercise of such incentive stock option will not increase as a result of the conversion.

For example, if you hold an option to purchase 100 shares of CNB Common Stock at $14.25 per share it would be adjusted into an option to purchase 66 shares of SSB Common Stock
(option for 100 shares of CNB Common Stock * 0.6657 = 66 shares of SSB Common Stock, the fractional share is eliminated)
at an adjusted exercise price of $21.41 per whole share of SSB Common Stock
(exercise price of $14.25 per share of CNB Common Stock / 0.6657 = $21.41 per share of SSB Common Stock).
Thus your option to purchase 100 shares of CNB Common Stock for an aggregate exercise price of $1,425 ($14.25 *100 shares) would be an option to purchase 66 shares (100 shares * 0.6657) of SSB, for an aggregate of $1,413 (66 * $21.41 (which is $14.25 / 0.6657)).
     SSB has agreed to file a registration statement on Form S-8 with the Securities and Exchange Commission registering any shares of SSB common stock issuable upon exercise of a CNB Option that is assumed by SSB under the merger agreement. If you are an affiliate of CNB or SSB, or if the shares of CNB stock issuable upon exercise of your CNB Option are subject to any restriction contained in the terms of the award or another agreement relating to such CNB Options or shares, the shares of SSB common stock issued upon exercise of your converted CNB Option may not be freely tradable.
     You may, of course, exercise your CNB Options prior to the effective time of the merger and purchase shares of CNB common stock, which will be converted in the merger into the right to receive either $25.00 per share in cash or 0.6657 shares of SSB common stock, subject to the election and proration procedures described in the proxy statement/prospectus. If you choose to exercise your CNB Options prior to the effective time of the merger, please note that the deadline for making an election as to the form of merger consideration you may receive is 5:00 pm, eastern time, on May 21, 2007. If you have not made a valid election by that time, your shares will be treated as non-election shares, you will not have the ability to choose the form of consideration you want to receive and the amount and form of consideration you receive for your shares will be determined as provided in the proxy statement/prospectus.
     The consummation of the merger is subject to a number of conditions and there can be no assurance that the merger will be consummated or, if consummated, when the effective date will occur. Whether or not you exercise your options at any particular time will depend on factors other than the merger.
You may surrender your CNB Options for a cash payment.
     Under the terms of the merger agreement, CNB and SSB agreed that SSB has the right, in its sole and complete discretion, to require CNB or County National Bank to offer to cancel any CNB Option immediately prior to the effective time of the merger for a cash payment in an amount equal to $25 per share of CNB common stock with respect to which such CNB Option is exercisable minus the exercise price of such CNB Option and subject to any required withholding of taxes. SSB has exercised its discretion and has required that CNB or County National Bank make such an offer to each holder of CNB Options who desires to have their CNB Options cancelled for such a cash payment.
     As a result, you have a choice as to how your CNB Options will be treated in connection with the merger. If you take no action, at the effective time of the merger, SSB will assume the CNB Option Plan and your CNB Options will be converted into options to purchase SSB common stock as described above. However, if you so desire, you may choose to have your CNB Options cancelled by CNB immediately prior to the effective time of the merger in exchange for the right to receive the cash payment.
     If you elect to have some or all of your CNB Options cancelled for a cash payment, you will receive, after the effective time of the merger, and upon submission of your CNB Option agreements (if any), cash in an amount equal to the difference between the $25 per share of CNB common stock subject to the CNB Option surrendered less the exercise price with respect to such shares. Cash payments to be made in exchange for the cancellation of CNB Options will be subject to tax and other withholding amounts.

     Procedure to Make an Election. You do not have to take any action now if you want all of your CNB Options to be converted into options to purchase SSB common stock. If you want any or all of your CNB Options to be cancelled in exchange for a cash payment, you must complete the attached form and return it, with the related option agreements, to: CN Bancorp, Inc., 7401 Ritchie Highway, Glen Burnie, Maryland, 21060, no later than May 21, 2007.
     If you have lost or cannot locate your original option agreements, please contact Shirley Palmer at (410) 760-7000.
Certain Federal Income Tax Consequences
     Converted to Option to purchase SSB Common Stock. If you do not elect to have your CNB Options cancelled in exchange for a cash payment as described above, we do not expect the conversion of your CNB Options into SSB options (as described above) to be a taxable event.
     Cancelled for Cash. If your CNB Options are incentive stock options and they are cancelled for a cash payment, we expect that you will be treated as having exercised the options and immediately sold the shares of common stock, resulting in a “disqualifying disposition” of the shares subject to the CNB Options. As a result, we expect that you will be required to treat the amount received as ordinary income from wages. Ordinary income from wages is generally subject to taxation under the Federal Insurance Contributions Act (“FICA”), which includes both social security and medicare taxes, in addition to federal income taxation.
     If your CNB Options are nonincentive options and they are cashed out, we expect that you will recognize ordinary income in an amount equal to the difference between the fair market value of the shares and the exercise price.
     Exercise of CNB Options. If you exercise your CNB Options that are incentive stock options prior to the effective time of the merger and receive cash merger consideration, we expect that you will have the same consequences as if you had elected to have your options cashed out.
     If you exercise your CNB Options that are incentive stock options prior to the effective time of the merger and receive shares of SSB common stock as merger consideration, and you hold the shares for at least two years from the date the CNB Option was granted and one year from the date it is exercised, we expect that any gain realized on the sale of the shares received upon exercise will be taxed as capital gain. If you sell the shares prior to the expiration of both those periods, we expect that you will be required to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. However, the difference between the fair market value at the date of exercise and the exercise price of the incentive stock option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.
     CNB or County National Bank, or its successor, as appropriate, will withhold appropriate amounts from any payments, to the extent required by applicable law.
     This discussion of tax consequences discusses only certain federal income tax consequences to holders of CNB Options under ordinary circumstances, and is not intended as tax or legal advice. You should contact your own tax, accounting or legal advisors to determine the exact federal state, local, estate and other tax consequences of the conversion, cash out or exercise of CNB Options, if any, to such holder.
Additional information about the proposed merger with CNB
SSB has filed a proxy statement/prospectus and other relevant documents concerning the proposed merger with the SEC. A copy of the proxy statement/prospectus is enclosed with this notice. We urge you to read the proxy statement/prospectus and any other documents filed with the SEC in connection with the merger or incorporated by reference in the proxy statement/prospectus, because they contain important information. You will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by SSB will be available free of charge from Shareholder Relations at (301) 570-8338.
The directors and executive officers of CNB may be deemed to be participants in the solicitation of proxies in respect of the merger proposal described in the proxy statement/prospectus. Information regarding CNB’s directors and executive officers is included in Appendix D of the proxy statement/prospectus.

OPTION ELECTION FORM
CN BANCORP, INC. STOCK OPTION PLAN
This form must be completed and returned by May 21, 2007 only if you want to have all or any portion of your CNB Options cancelled in exchange for a cash payment. If you want all of your CNB Options to be converted into options to purchase Sandy Spring Bancorp, Inc. common stock, you do not have to act now.
CN Bancorp, Inc.
7401 Ritchie Highway
Glen Burnie, Maryland 21601
Attention: Jan W. Clark, President
Ladies and Gentlemen:
     In connection with the Agreement and Plan of Merger, dated as of December 13, 2006, between CNB Bancorp, Inc. (“CNB”) and Sandy Spring Bancorp, Inc. (“SSB”) and subject to the effectiveness of the merger of CNB into SSB, the undersigned hereby elects to have the options issued pursuant to the CNB Option Plan described in the table immediately below cancelled in exchange for a cash payment as described in the Notice dated April 23, 2007.

Option Grant Date	Number of CNB Shares subject to option (original/as adjusted)	Exercise Price Per Share (original a/as adjusted)

The undersigned acknowledges and agrees, for him/herself and his/her heirs, successors, assigns and personal representatives, that upon the occurrence of the effective time of the merger of CNB into SSB, the CNB Options described in the table immediately above shall be cancelled and the undersigned shall have no further rights with respect to such options, or under the option agreements reflecting such grants, or any replacement agreements issued prior to the date hereof other than the right to receive a cash payment in the amount calculated in accordance with the above-referenced Notice.
The undersigned further acknowledges receipt of the above referenced Notice and the proxy statement/prospectus dated March 29, 2007 and that he or she has read and understands its contents. The undersigned acknowledges that neither CNB nor SSB has given the undersigned any advice, and in particular no investment, legal or tax advice, in connection with any stock options held, exercised, cancelled or converted by the undersigned at any time.

Date:	Name: